EXHIBIT 2.3

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of February 1, 2013 (the “Effective Date”), between PINNACLE ENTERTAINMENT, INC., a Delaware corporation (“Parent”), PNK HOLDINGS, INC., a Delaware corporation and a wholly-owned Subsidiary of Parent (“HoldCo”), PNK DEVELOPMENT 32, INC., a Nevada corporation and a wholly-owned Subsidiary of HoldCo (“Merger Sub”) and AMERISTAR CASINOS, INC., a Nevada corporation (the “Company”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

R E C I T A L S

WHEREAS, the parties hereto entered into that certain Agreement and Plan of Merger dated as of December 20, 2012 by and among Parent, HoldCo, Merger Sub and the Company (the “Merger Agreement”);

WHEREAS, Section 5.15(d) of the Merger Agreement contemplates that, in accordance with terms and conditions therein, Parent may elect to carry out an alternative acquisition structure;

WHEREAS, the parties hereto desire to amend the Merger Agreement with respect to such alternative acquisition structure; and

WHEREAS, pursuant to Section 7.4 of the Merger Agreement, the Merger Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment to the Merger Agreement, signed on behalf of each of the parties in interest at the time of the amendment.

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals.

(a) The first recital to the Merger Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, the parties intend to effect (i) a merger of Merger Sub with and into the Company (the “Planned Merger”) or, at the election of Parent in accordance with the terms and conditions herein, (ii) a merger of HoldCo with and into the Company (the “Alternative Merger,” and each of the Planned Merger and Alternative Merger referred to herein as the “Merger”);”.

(b) The second recital to the Merger Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, the board of directors of the Company (the “Company Board”) has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable to, and in the best interests of, the Company and its stockholders;”.

(c) The following shall be added as the fourth recital to the Merger Agreement:

“WHEREAS, for U.S. federal income tax purposes, the parties intend to treat (i) Merger Sub (in the case of the Planned Merger) and each of Merger Sub and HoldCo (in the case of the Alternative Merger) as a transitory entity that is disregarded and (ii) the Merger as Parent’s taxable purchase of the Company’s common stock;”.

2. Index of Defined Terms.

The Merger Agreement shall be amended to revise the “Index of Defined Terms” to reflect the inclusion, in appropriate alphabetical order, of the defined terms “Articles of Post-Effective Merger,” “Delaware Secretary of State,” “DGCL,” “Planned Merger,” Post-Effective Closing,” and “Post-Effective Merger” (in each case with reference to where such term is defined within the Merger Agreement, as revised by this Amendment) and to revise the location of the defined terms “Alternative Merger,” “Nevada Secretary of State,” and “NRS” to reference where such terms are defined in the Merger Agreement, as revised by this Amendment.

3. The Merger; Effects of the Merger; Articles of Incorporation and Bylaws; Directors; Officers.

(a) Section 1.1 of the Merger Agreement shall be amended to:

(i) delete from the last sentence thereof, the words “subsidiary of HoldCo.” and replace them with the words “, direct or indirect, subsidiary of Parent.”; and

(ii) delete the word “NRS” and replace it with the following phrase:

“Nevada Revised Statutes (the “NRS”) and, in the event of an Alternative Merger, the General Corporation Law of the State of Delaware (the “DGCL”)”.

(b) Sections 1.1., 1.4, 1.5 and 1.6 of the Merger Agreement shall be amended to add the following phrase after each instance of the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”.

(c) Section 1.3 of the Merger Agreement shall be amended to:

(i) add the following phrase after the words “(the “Nevada Secretary of State”)”:

“and, in the event of a Planned Merger, the Secretary of the State of Delaware (the “Delaware Secretary of State”),”; and

(ii) add the words “and, in the event of a Planned Merger, the DGCL” after the word “NRS”.

(d) Section 1.4 of the Merger Agreement shall be amended to add the words “and, in the event of a Planned Merger, the DGCL” after the word “NRS”.

4. Post-Effective Merger. The Merger Agreement shall be amended to add the following as Section 1.8 of the Merger Agreement:

“Section 1.8 Post-Effective Merger.

(a) In the event Parent, in accordance with the terms and conditions herein, elects to pursue and carry out the Alternative Merger, then immediately following the Effective Time, Parent and the Surviving Corporation shall consummate a subsequent merger (the “Post-Effective Merger”), pursuant to which the Surviving Corporation shall be merged with and into Parent, and the separate existence of the Surviving Corporation shall cease.

(b) Upon the terms and subject to the provisions of this Agreement, as soon as practicable following the Effective Time, Parent and the Surviving Corporation shall cause the articles of merger with respect to the Post-Effective Merger (the “Articles of Post-Effective Merger”) to be filed with the Nevada Secretary of State and the Delaware Secretary of State, and in such form as is required by, and executed in accordance with, the relevant provisions of the NRS and the DGCL, and, as soon as practicable thereafter, shall make any and all other filings or recordings required under the NRS or DGCL. The Post-Effective Merger shall become effective at such date and time as the Articles of Post-Effective Merger are duly filed with the Nevada Secretary of State and the Delaware Secretary of State or at such other date and time as Parent and the Surviving Corporation shall agree in writing and shall specify in the Articles of Post-Effective Merger (the date and time the Post-Effective Merger becomes effective being the “Post-Effective Closing”).

(c) The Post-Effective Merger shall have the effects set forth in this Agreement and in the relevant provisions of the NRS and DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Post-Effective Closing, all the property, rights, privileges, powers and franchises of the Surviving Corporation shall vest in Parent, and all debts, liabilities and duties of the Surviving Corporation shall become the debts, liabilities and duties of Parent.

(d) At the Post-Effective Closing, and without any further action on the part of either the Surviving Corporation or Parent, the articles of incorporation and bylaws of Parent in effect immediately prior to the Post-Effective Closing shall continue to be the articles of incorporation and bylaws of Parent as the surviving corporation of the Post-Effective Merger, until thereafter amended in accordance with their terms and as provided by applicable Law.

(e) The directors and officers of Parent immediately prior to the Post-Effective Closing shall continue to be the directors and officers of Parent as the surviving corporation of the Post-Effective Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.”.

5. Conversion of Capital Stock. Section 2.1(a)(iii) of the Merger Agreement shall be amended to add the following phrase after the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”.

6. Exchange and Payment. Section 2.3(a) of the Merger Agreement shall be amended to add the following phrase after the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”.

7. Post-Effective Merger. The Merger Agreement shall be amended to add the following as Section 2.6 of the Merger Agreement:

“Section 2.6 Post-Effective Merger. In the event the Post-Effective Merger is to be carried out in accordance with the terms and conditions of this Agreement, at the Post-Effective Closing, by virtue of the Post-Effective Merger and without any further action on the part of Parent or the Surviving Corporation or their respective stockholders:

(a) each share of common stock, par value $0.01 per share, of Surviving Corporation issued and outstanding immediately prior to the Post-Effective Closing will automatically be canceled and retired and will cease to exist, and no cash or other consideration will be delivered or deliverable in exchange therefor, and

(b) each share of common stock, par value $0.01 per share, of Parent issued and outstanding immediately prior to the Post-Effective Closing will remain outstanding and unaffected by the Post-Effective Merger, and such shares will constitute the only outstanding shares of capital stock of Parent following the Post-Effective Closing.”.

8. Representations and Warranties of the Company.

(a) Article III of the Merger Agreement shall be amended to add the following phrase at the end of the paragraph that appears prior to Section 3.1:

“(it being understood and agreed that, for purposes of this Article III, the phrase “transactions contemplated hereby” shall not be considered to include the Post-Effective Merger and the Parent Entities acknowledge and agree that the Company is making no representations or warranties in this Agreement with respect to the Post-Effective Merger)”.

(b) Section 3.4(b) of the Merger Agreement shall be amended to add the words “and, in the event of an Alternative Merger, the filing with the Delaware Secretary of State as required by the DGCL,” after the word “NRS”.

(c) Sections 3.7 and 3.13 shall be amended to delete the words “and Merger Sub” or “or Merger Sub” in each instance where they appear.

(d) Section 3.23 shall be amended to add “, HoldCo,” after each instance of the word “Parent”, and to add “, HoldCo’s,” after the word “Parent’s”.

9. Representations and Warranties of Parent, HoldCo and Merger Sub.

(a) Section 4.2 of the Merger Agreement shall be amended to add the words “and, in the event of an Alternative Merger, the filing with the Delaware Secretary of State as required by the DGCL” after the word “NRS”.

(b) Section 4.3(b) of the Merger Agreement shall be amended to add the words “and, in the event of an Alternative Merger, the filing with the Delaware Secretary of State as required by the DGCL” after the word “NRS”.

(c) Section 4.7 of the Merger Agreement shall be amended to delete the words “or the Alternative Merger” from the last sentence.

(d) Section 4.10 of the Merger Agreement shall be amended to delete the words “Parent or Merger Sub” and the end thereof and replace them with the following words:

“any of the Parent Entities”.

10. Conduct of Business Pending the Merger.

(a) The underlined section heading to Section 5.2 of the Merger Agreement shall be amended to add “or HoldCo” after the words “Merger Sub”.

(b) The text of Section 5.2 of the Merger Agreement shall be amended to add the following phrase after each instance of the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”.

11. Acquisition Proposal. The first sentence of Section 5.4(c) shall be amended to add the following phrase after the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”.

12. Access to Information; Confidentiality. Section 5.6(b) of the Merger Agreement shall be amended to add the following phrase after each instance of the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”.

13. Regulatory Approval. Section 5.7(c) of the Merger Agreement shall be amended to add the following phrase after the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”.

14. Consent Solicitation. Section 5.15(d) of the Merger Agreement shall be amended to read in its entirety as follows:

“(d) If the Consent Solicitation with respect to amendments and waivers to the Indenture necessary to consummate the Alternative Merger is successful, and the requisite consents to amend the Indenture are obtained on terms and conditions set forth in the Consent Solicitation Statement, Parent may elect in its sole discretion to carry out the Alternative Merger.”

15. Financing. Section 5.16 of the Merger Agreement shall be amended to add the following phrase after each instance of the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”.

16. Conditions to Obligations of the Company.

(a) Section 6.2(a) of the Merger Agreement shall be amended to:

(i) add the following phrase after the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”; and

(ii) add the following as the second sentence of Section 6.2(a):

“For the avoidance of doubt, if Parent elects, in accordance with the terms and conditions of this Agreement, to pursue and carry out the Alternative Merger, all representations and warranties in Article IV with respect to Merger Sub (other than with respect to Section 4.9) shall be disregarded for purposes of this Section 6.2(a).”.

(b) The underlined section heading to Section 6.2(b) of the Merger Agreement shall be amended to add “or HoldCo” after the words “Merger Sub”.

(c) The text of Section 6.2(b) of the Merger Agreement shall be amended to add the following phrase after the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”.

17. Conditions to Obligations of Parent and Merger Sub.

(a) The underlined section heading to Section 6.3 of the Merger Agreement shall be amended to add “or HoldCo” after the words “Merger Sub”.

(b) The first sentence and the last sentence of Section 6.3 shall be amended to add the following phrase after each instance of the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”.

18. Frustration of Closing Conditions. Section 6.4 of the Merger Agreement shall be amended to add the following phrase after the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”.

19. Termination. Section 7.1(d)(i) of the Merger Agreement shall be amended to add the following phrase after the words “Merger Sub”:

“(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)”.

20. No Presumption Against Drafting Party. Section 8.15 of the Merger Agreement shall be amended to add “HoldCo,” after the word “Parent”.

21. Personal Liability. Section 8.16 of the Merger Agreement shall be amended to add “HoldCo (other than Parent),” after the word “Parent”.

22. Binding Amendment. This Amendment constitutes a valid amendment of the Merger Agreement. In the event of any conflict between the provisions of the Merger Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

23. Further Assurances. Each party hereto agrees to execute and deliver to the other parties hereto such other documents and information and to do such further acts as the requesting party may reasonably request to further effect the transactions contemplated by this Amendment.

24. No Other Amendments. Except for the amendments expressly set forth above, the text of the Merger Agreement shall remain unchanged and in full force and effect.

25. Reference to and Effect on the Merger Agreement. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended hereby.

26. Incorporation by Reference. Sections 8.7, 8.8, 8.9, 8.11, 8.12, 8.13, 8.14, and 8.15 of the Merger Agreement are hereby incorporated by reference and shall apply mutatis mutandis to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

PINNACLE ENTERTAINMENT, INC.

By:	/s/ Anthony Sanfilippo
Name:	Anthony Sanfilippo
Title:	President and Chief Executive Officer

PNK HOLDINGS, INC.

By:	/s/ Anthony Sanfilippo
Name:	Anthony Sanfilippo
Title:	President

PNK DEVELOPMENT 32, INC.

By:	/s/ Anthony Sanfilippo
Name:	Anthony Sanfilippo
Title:	President

AMERISTAR CASINOS, INC.

By:	/s/ Gordon R. Kanofsky
Name:	Gordon R. Kanofsky
Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF MERGER]